Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Actelis Networks, Inc. of our report dated March 24, 2025 relating to the financial statements, which appears in Actelis Networks, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Kesselman & Kesselman
Kesselman & Kesselman

Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited
Tel-Aviv, Israel
September 8, 2025